Exhibit 21.1
Subsidiaries and Affiliates of WABCO Holdings, Inc.

	Name	Jurisdiction of Incorporation
1.	AssetTrackr Private Ltd.	India
3.	Chang Chun WABCO Vehicle Control System Co., Ltd.	China, People's Republic of
4.	Clayton Dewandre Holdings Limited	United Kingdom
5.	Delta Industrie Service SARL	France
6.	FLC NV	Belgium
7.	Guang Dong WABCO Fuwa Vehicle Brakes Co., LTD.	China, People's Republic of
8.	Laydon Composites Ltd.	Canada
9	WABCO Comercial Mexico, S. de R.L. de C.V.	Mexico
10.	WABCO VCS, S. de R.L. de C.V.	Mexico
11.	MICO, Inc.	Minnesota
12.	Off Highway Brakes & Controls Ltd	United Kingdom
13.	R.H. Sheppard Co. Inc.	United States
14.	RTH Properties Proprietary Limited	South Africa
15.	Shandong WABCO Automotive Products Co., Ltd.	China, People's Republic of
16.	Sheppard Asia Steering Systems LTD	Hong Kong
17.	Tavares BVBA	Belgium
18.	Transics Belux BVBA	Belgium
19.	Transics Deutschland GmbH	Germany
20.	Transics France SARL	France
21.	Transics International BVBA	Belgium
22.	Transics Ireland Limited	Ireland
23.	Transics Italia S.R.L	Italy
24.	Transics Nederland BV	The Netherlands
25.	Transics Telematica Espana S.L.U	Spain
26.	WABCO (China) Co Ltd.	China, People's Republic of
27.	WABCO (Schweiz) GmbH	Switzerland
28.	WABCO (Shanghai) Management Co., Ltd	China, People's Republic of
29.	WABCO (Thailand) Limited	Thailand
30.	WABCO Air Compressor Holdings Inc.	Delaware
31.	WABCO Arac Kontrol Sistemleri Destek ve Pazarlama Limited	Turkey
32.	WABCO Asia Private Ltd.	Singapore
33.	WABCO Australia Pty Ltd.	Australia
34.	WABCO Austria GmbH	Austria
35.	WABCO Automotive AB	Sweden
36.	WABCO Automotive B.V.	The Netherlands
37.	WABCO Automotive Control Systems Inc.	Delaware
38.	WABCO Automotive Italia S.r.L.	Italy
39.	WABCO Automotive Mexico, S. DE R.L. DE C.V.	Mexico
40.	WABCO Automotive Pension Trustees Ltd.	United Kingdom
41.	WABCO Automotive Products Ltd.	Cayman Islands
42.	WABCO Automotive UK Limited	United Kingdom
43.	WABCO PCC Ltd.	Guernsey
44.	WABCO Belgium BVBA	Belgium
45.	WABCO brzdy k vozidlum spol.s.r.o.	Czech Republic
46.	WABCO Centro de Distribuicao de Pecas Automotivas Ltda	Brazil

47.	WABCO Compressor Manufacturing Co, a partnership.	Delaware
48.	WABCO do Brasil Industria e Comercio de Freios Ltda	Brazil
49.	WABCO Espana S.L.U	Spain
50.	WABCO Europe BVBA	Belgium
51.	WABCO Europe Holdings B.V.	The Netherlands
52.	WABCO Europe Holdings LLC	Delaware
53.	WABCO Expats Inc.	Delaware
54.	WABCO Fahrzeugsysteme GmbH	Germany
55.	WABCO Financial Services SPRL	Belgium
56.	WABCO Foundation Brakes Private Limited	India
57.	WABCO France SAS	France
58.	WABCO Global GmbH	Switzerland
59.	WABCO GmbH	Germany
60.	WABCO Group Inc.	Delaware
61.	WABCO Group International Inc.	Delaware
62.	WABCO Holding GmbH	Germany
63.	WABCO Holdings B.V.	The Netherlands
64.	WABCO Hong Kong Ltd.	Hong Kong
65.	WABCO INDIA LIMITED	India
66.	WABCO International LLC	Delaware
67.	WABCO IP Holdings LLC	Delaware
68.	WABCO Japan Inc.	Japan
69.	WABCO Korea Ltd.	Korea
70.	WABCO Logistics (Qingdao) Co., Ltd.	China, People's Republic of
71.	WABCO Logistik GmbH	Germany
72.	WABCO Middle-East and Africa FZCO	Dubai
73.	WABCO North America LLC	Delaware
74.	WABCO Polska Spólka z ograniczona odpowiedzialnoscia	Poland
75.	WABCO Polska Sprzedaz Spólka z ograniczona odpowiedzialnoscia	Poland
76.	WABCO Radbremsen GmbH	Germany
77.	WABCO RUS LLC	Russia
78.	WABCO Sandown B.V.	The Netherlands
79.	WABCO Services SAS	France
80.	WABCO South Africa (PTY) Ltd.	South Africa
81.	WABCO Systeme GmbH	Germany
82.	WABCO Testbahn GmbH	Germany
83.	WABCO USA LLC	Delaware
84.	WABCO Vehicle Control Systems LLC	United States
85.	WABCO Vertriebs GmbH & Co. KG	Germany
86.	WABCO Vostok LLC	Russia
87.	WBC C.V.	The Netherlands